Exhibit 99.1

Corporate Presentation November 9, 2021

2 This Operating and Financial Data should be read in connection with our Annual Report on Form 10-K for the year ended December 31, 2020 and quarterly Report on Form 10-Q for the quarter ended September 30, 2021. Statements made in this presentation may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue” or comparable terminology. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in our annual reports on Form 10-K, as may be supplemented or amended by our quarterly reports on Form 10-Q, which are incorporated herein by reference. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

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Significant Progress in Stated Initiatives, Unlocking Value for Our Shareholders

Strengthened Balance Sheet	Strategic Disposals **$1bn** *Gross proceeds from suburban office sales*	Bond Repayment **$575m** *Repayment of corporate bonds*	New Credit Facility **$250m** *Revolving credit facility secured in May*
Simplified Business	Multifamily **22 Assets** *Post stabilization of all development assets*	Waterfront Office **4 Assets** *Remaining*	Other *1 Suburban Asset* *Landbank* *2 hotels*
Enhanced Operations	Multifamily Leasing **97.9%** *Leased as of October 24, 2021* *+2.3% above pre-Covid levels*	Cash Expense Savings **$5m p.a.** *Anticipated cash run-rate GAAP G&A savings as a result of internal reorganization*	ESG *Aligned ESG efforts with globally recognized frameworks resulting in substantially improved ESG Quality Score*

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4 Note: The annualized Q3 2021 corporate NOI includes income (expense) attributed to entities not directly associated with assets in the portfolio. See Information About Net Operating Income (NOI) in Appendix. (1) Represents annualized Q3 2021 Total Portfolio NOI assuming all assets held as construction in progress (“CIP”) are open and stabilized, as well as the recently delivered Emery at stabilized operations. Transition Into Pure-Play Multifamily REIT Q3 2021 NOI Q3 2021 NOI (excluding Suburban and two Waterfront Assets under contract) Q3 2021 + CIP Stab. NOI (excluding Suburban and two Waterfront Assets under contract)(1) Suburban Office 3% Waterfront Office 44% Residential 53% Waterfront Office 30% Waterfront Office 24% Residential 76% Residential 70% ▪ Multifamily assets to contribute 70% of total NOI (excl. suburban and two under contract Waterfront assets)

5 Maximizing Value from Class A Residential Platform

MACK-CALI®

Establishing Mack-Cali as a Pure-Play Multifamily REIT

Assets at a glance



Worcester
Boston
Massachusetts Market
Morris County Market
Jersey City Market
Port Imperial Market
New York Market
Short Hills Market
Newark
New York

MASSACHUSETTS
- 145 Front at City Square
- Portside at East Pier
- The Emery at Overlook Ridge

SHORT HILLS
- The Upton Short Hills

MORRIS COUNTY
- Signature Place Morris Plains
- The Metropolitan at 40 Park
- The Metropolitan Lofts

NEW YORK
- Quarry Place at Tuckahoe

JERSEY CITY
- Soho Lofts
- The BLVD Collection
- Urby
- Haus 25 (Coming 2022)
- Liberty Towers

PORT IMPERIAL
- RiverTrace at Port Imperial
- The Capstone at Port Imperial
- RiverHouse 9 at Port Imperial
- RiverHouse 11 at Port Imperial
- 55 Riverwalk Place at Port Imperial[1]
- Riverbend at Port Imperial[1]
- RiverParc at Port Imperial[1]
- RiversEdge at Port Imperial[1]

Washington DC
- Station House

(1) Managed properties.

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7 Multifamily Stabilization through Active Asset Management Lease-Up Assets The Upton Short Hills, NJ The Capstone West New York, NJ RiverHouse 9 Weehawken, NJ 99.5% Leased 96.4% Leased 95.8% Leased As of October 24, 2021. ▪ Three lease-up properties launched earlier this year leased ahead of schedule and are above 95% leased Development ▪ Haus 25, a 750-unit asset located in Jersey City, is the only property currently under construction and expected to commence initial occupancy in Q1 2022

8 Multifamily properties feature luxury amenities and seasonally curated resident events and programming ▪ Class A multifamily platform ▪ 5,825 units ▪ Locations across New Jersey, Boston Metropolitan area, suburban New York and Washington DC ▪ Resort-style amenities and energized social spaces including clubrooms, fitness centers and rooftop swimming pools ▪ Committed to promoting the wellbeing of our residents and reducing our impact on the environment ▪ Enhanced multifamily operational support to ensure best in class infrastructure and team to support the properties and residents

9 – $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 2011 2016 2021 2026 Northern New Jersey Boston Washington DC 3.3% 4.3% 3.9% 5Yr CAGR – 2.0% 4.0% 6.0% 8.0% 10.0% 2011 2016 2021 2026 Northern New Jersey Boston Washington DC 4.0% 5.2% 6.6% Forecast Vacancy Rate ▪ Returning occupancy and increasing market rent, as well as declining concessions support an improving outlook ▪ Defensive sector that is resilient through downturns with market rents and vacancy rates that have recovered to pre- pandemic levels ▪ Northeast continues to attract top existing and next generation talent with concentration of growing Life Science sector and a strong university system Source: CoStar as of October 2021. Performance Underpinned by Strong Market Fundamentals… 0.9% 1.7% 1.6% 0.8% 0.9% 0.9% 5.8% 6.5% 4.3% Northern New Jersey Boston Washington DC Historical 5-year CAGR Future 5-year CAGR 2021E Growth Employment Growth Growing sectors and top universities driving talent into Northeast Resilient markets with vacancy rates back to pre-pandemic levels Forecast Market Asking Rent per Unit Rental growth underpinned by strong demand

10 Note: Comparable data is as of October 22, 2021. Sources include Green Street Advisors. Number of Properties 18 288 96 169 246 303 296 153 22 Number of Units 5,825 75,529 26,422 52,972 51,607 77,066 98,655 50,905 7,059 Average Monthly Rent per Unit $ 2,930 $ 2,450 $ 2,215 $ 1,596 $ 2,287 $ 2,574 $ 1,291 $ 2,133 $ 1,665 Average Asset Age 7 15 38 13 28 23 19 23 42 Capex Reserve per Unit $ 1,250 $ 2,150 $ 3,100 $ 2,600 $ 2,950 $ 2,300 $ 1,825 $ 2,700 $ 2,550 … and Pursuit of Operational Excellence Multifamily portfolio age and CIP projects position the Company’s multifamily portfolio to deliver competitive growth over time

11 Revitalizing Waterfront Leasing

12 Harborside Transformed to a Complete Campus Offering ▪ Capitalize on growing demand for business districts outside of Manhattan by offering high-quality, office space attractive to a diverse tenants ▪ Premier residential options with strong sense of community, expansive views of Hudson River and Manhattan and top-tier amenities ▪ Opportunity for employees to live adjacent to where they work and play ▪ Comprehensive space solutions offering above 30% discount to Manhattan rents, Waterfront access, close proximity to public transit, and ample on-site parking ▪ Incredible connectivity to Midtown and Downtown Manhattan due to commutation options including PATH train, light rail, NJ transit rail, ferry, car, and bike ▪ Wide-ranging retail and services, including food and beverage 12

13 Advancing Operational Efficiencies and Commitment to ESG Initiatives

MACK-CALI®

Focus on Sustainability and Strong Corporate Governance

E Mack-Cali strives to create sustainable communities, placing focus on the health and well-being of its employees, tenants and residents while improving the environment.

S One of Mack-Cali's most critical objectives is to become an even more inclusive and diverse company that reflects the backgrounds of the customers and communities in which it serves.

G Dedicated to maintaining a high standard of corporate governance predicated on integrity, ethics, diversity, and transparency.

SUSTAINABLE DEVELOPMENT GOALS

TCFD TASK FORCE ON CLIMATE-RELATED FINANCIAL DISCLOSURES

QualityScore

Governance 1

Environment 2*

Social 1*

1 10

UN GLOBAL COMPACT

WE SUPPORT

In support of

WOMEN'S EMPOWERMENT PRINCIPLES

Established by UN Women and the UN Global Compact Office

Outstanding connectivity encourages low carbon commute

- DIRECT ACCESS TO MODE OF TRANSPORTATION
- PARKING/ RIDE SHARE STOPS
- BIKE SHARE PROGRAMS
- PERSONAL MOBILITY CENTERS
- EV CHARGING POINTS

Energy efficiency measures reducing costs and emissions

- COGENERATION SYSTEMS
- ENERGY TECHNOLOGY SERVICES

Initiatives enhancing sustainability of our portfolio

- ENCOURAGING RECYCLING
- LOW FLOW FIXTURES
- EFFICIENT IRRIGATION SYSTEMS
- OUTDOOR AREAS AND ROOF TERRACES

Notes:

1. Since 2020, Mack-Cali has been committed to the UN Global Compact corporate responsibility initiative and its principles in the areas of human rights, labor, the environment and anti-corruption.
2. ISS Quality Score as of October 31, 2021. ISS Governance QualityScore is derived from publicly disclosed data and reporting on company governance disclosure, risk and performance. ISS Environmental and Social QualityScore is based on company disclosure and transparency practices. Scores indicate decile rank among relative index, region (Governance QualityScore), or industry group (Environmental and Social QualityScore). Scores are calculated at each pillar by summing the factor scores in that pillar. Not all factors and not all subcategories have equal weight.

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15 Appendix

16 Suburban Disposition Program Nearing Completion Transaction Number of Gross Asset Location Date Buildings SF Value ($M) Q1 2021 Dispositions 100 Overlook Center Princeton, NJ Jan-2021 1 149,600 38 Metropark portfolio Edison & Iselin, NJ Mar-2021 4 926,656 254 Q1 2021 5 1,076,256 292 Q2 2021 Dispositions Short Hills portfolio Short Hills, NJ Apr-2021 4 828,413 255 Red Bank portfolio Red Bank, NJ Jun-2021 5 639,490 84 Wegman's Retail Center Hanover, NJ Jun-2021 4 151,488 46 Q2 2021 13 1,619,391 385 Q3 2021 Dispositions 7 Giralda Farms Madison, NJ Jul-2021 1 236,674 29 Q3 2021 1 236,674 29 Q4 2021 Dispositions to Date 4 Gatehall Drive Parsippany, NJ Oct-2021 1 248,480 25 Q4 2021 to Date 1 248,480 25 2021 Total to Date 20 3,072,071 731(1)(2) (1) Excludes the sale of 50% interest in 12 Vreeland, 1 office building in Florham Park, NJ, totalling 139,750 square feet, for a gross sales price of $2.0 million on April 29, 2021. (2) Excludes the sale of 31.25% interest in 1 Boland Drive, 1 office building in Essex County, NJ, totalling 106,345 square feet, for a gross sales price of $1.89 million on September 1, 2021.

17 Financing and Liquidity - Debt Overview Debt Maturity Schedule (As of September 30, 2021, $ million) ▪ Current debt comprises primarily of senior secured residential mortgages at fixed rates with no office mortgage maturities until 2026 ▪ $174 million revolver balance outstanding as of September 30, 2021 ▪ Existing construction loan for The Upton refinanced with $75M floating-rate facility at an interest margin of 1.4% over 1M LIBOR, releasing $13 million to the Company. 3-year LIBOR cap at a strike rate of 1.0% was purchased $80 $57 $237 $250 $150 $4 $148 $308 $408 $206 $293 $72 $174 $76 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 Construction Office Secured Multfamily Secured Revolver Unused Revolver Capacity

Information About Net Operating Income (NOI)

Reconciliation of Net Income (Loss) to Net Operating Income (NOI)

$ in thousands
(unaudited)

	Q3 2021			Q2 2021		
	Office / Corp	Multifamily	Total	Office / Corp	Multifamily	Total
Net Income (loss)	**($7,342)**	**($18,450)**	**($25,792)**	**($50,891)**	**($23,140)**	**($74,031)**
Deduct:						
Real estate services income	–	(2,628)	(2,628)	(4)	(2,589)	(2,593)
Interest and other investment loss (income)	4,732	(1)	4,731	(95)	–	(95)
Equity in (earnings) loss of unconsolidated joint ventures	(21)	1,745	1,724	14	(363)	(349)
General & Administrative - property level	–	(1,722)	(1,722)	–	(1,501)	(1,501)
Realized and unrealized (gains) losses on disposition	3,000	–	3,000	(5,601)	–	(5,601)
(Gain) loss on disposition of developable land	–	–	–	(111)	–	(111)
(Gain) loss on sale of investment in unconsolidated joint venture	1,886	–	1,886	–	–	–
(Gain) loss from early extinguishment of debt, net	–	–	–	46,735	–	46,735
Add:						
Real estate services expenses	32	3,275	3,307	50	3,163	3,213
General and administrative	8,550	2,742	11,292	9,476	8,593	18,069
Dead deal and transaction-related costs	580	3,091	3,671	1,495	1,250	2,745
Depreciation and amortization	12,913	16,431	29,344	13,429	15,717	29,146
Interest expense	4,296	10,904	15,200	7,192	9,639	16,831
Property impairments	–	–	–	6,041	–	6,041
Land impairments	(3,380)	6,781	3,401	–	7,519	7,519
Net operating income (NOI)	**$25,246**	**$22,168**	**$47,414**	**$27,730**	**$18,288**	**$46,018**

Definition of Net Operating Income (NOI)

NOI represents total revenues less total operating expenses, as reconciled to net income above. The Company considers NOI to be a meaningful non-GAAP financial measure for making decisions and assessing unlevered performance of its property types and markets, as it relates to total return on assets, as opposed to levered return on equity. As properties are considered for sale and acquisition based on NOI estimates and projections, the Company utilizes this measure to make investment decisions, as well as compare the performance of its assets to those of its peers. NOI should not be considered a substitute for net income, and the Company's use of NOI may not be comparable to similarly titled measures used by other companies. The Company calculates NOI before any allocations to noncontrolling interests, as those interests do not affect the overall performance of the individual assets being measured and assessed.

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